UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2002

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO	64111

(Address of Principal Executive Offices)	(Zip Code)

(816) 753-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release issued November 6, 2002
EX-99.2 Press Release issued November 11, 2002

Item 5. Other Events and Required FD Disclosure.

On November 6, 2002, H&R Block, Inc. (the “Company”) issued a press release addressing its response to a Texas state court judge’s letter announcing his pretrial ruling in the case Ronnie and Nancy Haese, et al. v. H&R Block, Inc., et al. On November 11, 2002, the Company issued a separate press release providing further updates on the Haese case and related litigation. Copies of those press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

RAL Litigation

As reported in prior press releases, the Haese plaintiffs make certain allegations and seek damages and forfeiture of fees for, among other things, an alleged breach of fiduciary duty by the Company in connection with its refund anticipation loan (RAL) program. Similar allegations have been made over the past few years in other class action lawsuits against the Company pending in Texas, Maryland, Illinois, Alabama, New York and Pennsylvania with respect to the RAL program. In those cases, plaintiffs generally claim damages and/or forfeiture under theories of liability similar to those claimed in the Haese case. The Company believes it has good defenses to all these cases and is defending them vigorously, but there can be no assurances as to the outcome of any of them.

Under the RAL program, H&R Block customers who meet certain eligibility criteria are offered the opportunity to apply for loans from a third-party lending institution in amounts based upon the customer’s anticipated federal income tax refund. Within a few days after the electronic filing of the customer’s tax return, a check in the amount of the loan, less the bank’s transaction fee and H&R Block’s tax return preparation fee, electronic filing fee (if applicable), and other fees for client-selected services is received by the RAL customer. The Internal Revenue Service then directly deposits the customer’s actual federal income tax refund into a designated account at the bank in order for the RAL to be repaid.

The Company has defended more than 20 class action lawsuits filed against it involving the RAL program. Of the cases that are no longer pending, the Company has been successful on dispositive motions for dismissal or summary judgment, plaintiffs have voluntarily dismissed the suits after a denial of class certification, or, in some other cases in which classes have not been certified, settlements have been reached with named plaintiffs. However, in order to avoid the uncertainty of litigation and the diversion of resources and personnel resulting from the remaining lawsuits, the Company, the lending bank, and the plaintiffs in the case Joel E. Zawikowski, et al. v. Beneficial National Bank, H&R Block, Inc., et al., in the United States District Court for Northern Illinois, agreed to a settlement of RAL-related claims on a nationwide basis. Under that settlement, the Company would pay $12.5 million of a $25 million settlement into a fund for the benefit of the class members, as well as a separate $2.125 million payment of attorneys’ fees on behalf of the class. This settlement was approved by the District Court in February 2001. Certain class members who had objected to the settlement appealed the order approving the settlement to the Seventh Circuit Court of Appeals. In April 2002 the Court of Appeals reversed the District Court’s order approving the settlement, and remanded the matter back to the District Court for further consideration of the fairness and adequacy of the proposed settlement. There can be no assurances that, on remand, the District Court will approve the settlement as currently contemplated. The District Court held a fairness hearing on the settlement in October 2002, and the hearing is scheduled to continue on November 15, 2002.

Plaintiffs have asserted various theories over the years, including Truth-in-Lending Act violations, usury, breach of contract, fraud, unfair and deceptive trade practices, negligent or intentional misrepresentation, RICO, and breach of fiduciary duty. The primary theory of liability in the remaining cases, and the substance of the recent letter ruling in the Haese case, is that the Company owes a fiduciary duty to its clients, which it breached in connection with the RAL program. The Company does not believe that a fiduciary duty exists between the Company and its clients as a matter of law, and believes that the trial court in the Haese case committed legal error in holding that such a duty exists. Courts in Illinois, Missouri, New York, Georgia and Louisiana have specifically held that there is no fiduciary relationship between the Company’s tax preparers and their clients as a matter of law and the Company is not aware of any standing case law where a fiduciary duty has been found to exist as a matter of law between an income tax preparer and its client. For these and other reasons, the Company continues to believe that it has meritorious legal and factual defenses in the pending RAL lawsuits.

Further, the Company believes that the plaintiffs in the various RAL cases would be considered part of the Zawikowski nationwide settlement class, and therefore would be covered by that settlement, if approved, with the exception of two Illinois cases and one Pennsylvania case carved out of the settlement by the parties. The plaintiff class representatives in those cases not already carved out of Zawikowski may seek exclusion from the nationwide Zawikowski class settlement, and there are no assurances that such cases will ultimately be a part of an approved settlement. The cases that have already been carved out of the Zawikowski settlement involve unique issues isolated to relatively small classes for short periods of time and are subject to dispositive motions, affirmative defenses or arbitration. In addition, approximately 6,000 persons timely opted out of the Zawikowski settlement, some of whom have initiated individual actions in Mississippi and Alabama courts seeking similar damages. The Company has either filed motions for dismissal of these cases on various grounds, or has asserted that the claims are subject to binding arbitration clauses. Rulings on these motions or assertions are pending.

The pending RAL class action cases in which certified classes currently exist are described in further detail below:

Ronnie and Nancy Haese, et al. v. H&R Block Inc., et al., Case No. CV96-4213, District Court of Kleberg County, Texas, (“Haese I”) and; Ronnie and Nancy Haese, et al. v. H&R Block Inc., et al., Case No. CV-99-314-D, District Court of Kleberg County, Texas (“Haese II”), filed originally as one action on July 30, 1996.

Haese I alleges breach of fiduciary duty, violation of Texas Deceptive Trade Practices Act and conspiracy in connection with the refund anticipation loan (RAL) program. The class of Texas RAL customers for the years 1988 to the present was certified and certification was affirmed by the Texas Court of Appeals and the Texas Supreme Court. The District Court in Zawikowski enjoined the class in Haese I from sending a class notice because of the approved settlement in Zawikowski. The Seventh Circuit vacated that injunction as a part of its decision to reverse and remand for further consideration the approval of the class action settlement in Zawikowski. Upon remand, Plaintiffs’ counsel attempted to act on behalf of the entire Texas class and opt it out from the Zawikowski case after expiration of the Zawikowski opt-out deadline, through a notice sent to some members of the Texas class stating that, if the class members did not affirmatively opt out of the Haese class, they would be removed from the Zawikowski class. The effectiveness of this action is the subject of a petition for mandamus pending before the Texas Supreme Court, as discussed in the attached November 11 press release.

Haese II arose from Plaintiffs’ splitting off from Haese I their claim based upon allegations of usury. Haese II also involves a Texas Deceptive Trade Practices Act claim, as well as the same plaintiffs and the same operative facts as in Haese I. The class in Haese II was certified in September 2002. The Company is appealing this certification order.

Joel E. Zawikowski, et al. v. Beneficial National Bank, H&R Block, Inc., Block Financial Corporation, et al., Case No. 98 C 2178, United States District Court for the Northern District of Illinois, Eastern Division (referred to as Cheryl Reynolds, et al. v. Beneficial National Bank, et al. in Seventh Circuit Court of Appeals decision issued on April 23, 2002), filed April 8, 1998. The plaintiffs in this case alleged violation of the federal Truth in Lending Act (TILA), Illinois Consumer Fraud Act (and similar statutes of other states), breach of contract, breach of common law agency duties, and unjust enrichment in connection with the RAL program. After the Company’s motions to dismiss and to compel arbitration were granted, a settlement was reached among the plaintiffs, the lending bank and the Company, which involved certification of a nationwide settlement class covering everyone who obtained RALs from the lending bank or through facilitation by the Company from 1987 through 1999, and covering any claims arising in any way out of the RAL program. A $25 million fund, of which the Company and the lending bank each would pay half, was established and claims would be paid in pro rata shares, with persons who obtained more than one RAL being eligible for an additional amount. Additional information regarding the settlement and its current status is set forth above.

Joyce A. Green, et al. v. H&R Block, Inc., Block Financial Corporation, et al., Case No. 97195023, Circuit Court for Baltimore City, Maryland, filed July 14, 1997. The plaintiffs alleged violations of the Maryland Consumer Protection Act, fraud, fraudulent concealment, breach of duty of good faith and fair dealing, negligent misrepresentation, breach of fiduciary duty, and civil conspiracy, all in connection with the RAL program. The Company’s motion to dismiss was granted as to all counts in June 1998. Plaintiffs appealed the dismissal of three counts, and the dismissal of those counts was overturned by the Maryland Supreme Court. As a result, the case was remanded, and Company faces claims for breach of fiduciary duty, fraudulent concealment, and deceptive and unfair trade practices. Arbitration was ordered for persons who obtained RALs after 1996 and therefore are subject to arbitration agreements. The class was certified as to persons who obtained RALs in Maryland between 1992 and 1996. The Company has filed a motion for summary judgment, which is scheduled for hearing later in November 2002. If an order approving the Zawikowski settlement is entered prior to entry of judgment in this case, the Company believes that this case would be subsumed by the Zawikowski settlement.

Sandra J. Basile, et al. v. H&R Block, Inc. et al., April Term 1993 Civil Action No. 3246, Court of Common Pleas, First Judicial District of Pennsylvania, Philadelphia County, filed April 23, 1993. Plaintiffs alleged TILA violations, fraud in advertising, breach of fiduciary duty, and negligent misrepresentation in connection with the RAL program. The TILA claim was dismissed. Class certification was denied on the remaining claims, except that a class of Pennsylvania RAL customers between 1990 and 1993 was certified on the breach of fiduciary duty claim only. Summary judgment was entered in favor of the Company on that claim but was overturned by the intermediate court of appeals. The Pennsylvania Supreme Court reversed the appellate ruling and remanded the case back to the intermediate court of appeals, which then remanded the case to the trial court. Based on those appellate rulings, the Company has moved to decertify this class, which motion is scheduled for argument in December 2002. This class was carved out of the Zawikowski settlement, and no trial date is presently set.

Belinda Peterson, et al. v. H&R Block Tax Services, Inc., Case No. 95CH2389, Circuit Court of Cook County, Illinois, filed March 16, 1995. Plaintiffs alleged breach of contract, violations of RICO and the Illinois Consumer Fraud Act and breach of fiduciary duty in connection with certain representations made to clients in the 1995 tax season. All but two counts (breach of contract and Illinois Consumer Fraud Act) were dismissed on defendant’s motion. The class that was certified includes approximately 14,000 persons who received a RAL in Illinois during a particular two-week period in 1995. The class in this case was carved out of the Zawikowski settlement and is scheduled for trial on March 10, 2003.

The pending purported class action cases in which certified classes do not currently exist are described in further detail below:

Levon and Geral Mitchell, et al. v. H&R Block and Ruth R. Wren, Case No. CV-95-2067, Circuit Court of Mobile County, Alabama, filed June 13, 1995. The Second Amended Complaint for this case alleges fraudulent misrepresentation, fraudulent concealment or suppression, breach of fiduciary duty, and unjust enrichment in connection with the RAL program. At the class certification hearing, plaintiffs dropped all but the breach of fiduciary duty claim. Class certification was denied by the court. Such denial was reversed by the Alabama Supreme Court and remanded for further consideration. No class has been certified on remand and no trial date is presently set. If the Zawikowski settlement is approved prior to entry of judgment in this case, the Company believes that this case would be subsumed by the Zawikowski settlement.

Roy Carbajal, et al. v. Household International, H&R Block Tax Services, Inc., Mellon Bank (DE) N.A., Greenwood Trust, Bank One, Chemical Bank Delaware, County Bank, River City Bank, First Security Bank, Republic Bank and Bank of Santa Barbara, Case No. 00C-0626 in the United State District Court for the Northern District of Illinois, is a purported RAL class action case filed on January 31, 2000, on behalf of all individuals nationwide (1) who applied for a RAL within one year prior to the date that the case was filed, (2) whose applications were denied, and (3) whose refunds were used to satisfy a prior year RAL debt. This case stems out of the RAL lending banks’ practice of cross collection of prior year unpaid RALs, as permitted by the bank’s loan agreement, and contains claims for declaration that the loan agreement is void and unenforceable; for declaration that the arbitration clause is void and unenforceable; for violation of the Fair Debt Collection Practices Act; for violation of the Equal Credit Opportunity Act; for violation of the Illinois Consumer Fraud Act; and breach of fiduciary duty. The class in this case was carved out of the Zawikowski settlement and no trial date is presently set.

Lynne A. Carnegie, et al., v. H&R Block Inc., et al., Case No. 96/606129, Supreme Court of the State of New York, County of New York, was filed on December 12, 1996. The Second Amended Complaint includes claims for violations of certain New York lending laws, breach of fiduciary duty, and unfair and deceptive acts and practices. Plaintiff’s motion to certify a class was granted by the trial court, but reversed on appeal. The defendants’ motion to dismiss was granted as to all but the count alleging unfair and deceptive acts and practices. The dismissal was affirmed on appeal. If the Zawikowski settlement is approved prior to entry of judgment in this case, the Company believes that this case would be subsumed by the Zawikowski settlement. No trial date is presently set.

Veronica I. Martinez, et al. v. H&R Block, Inc., et al., Case No. 02-3629-E in the District Court of Nueces County, Texas, filed July 19, 2002, is a purported class action RAL case alleging that the Company, several of its subsidiaries, and the major franchisee in Texas have facilitated refund anticipation loans in Texas in violation of section 393 of the Texas Consumer Protections Act, governing credit service organizations. The plaintiffs allege that the defendants are credit service organizations and failed to comply with various provisions of the Act. The purported class is any individual since September 1, 1997, who was, at any time, a debtor on a RAL for whom the defendants acted as a facilitator. The Company has a filed a general denial containing a statement that it plans to move to compel arbitration, as the named plaintiff obtained her RAL after an arbitration clause was placed in Household Bank’s RAL applications. If the Zawikowski settlement is approved prior to the entry of judgment in this case, the Company believes that this case would be subsumed by the Zawikowski settlement to the extent that the respective class periods overlap.

In addition to the class actions summarized herein, a number of individual actions have been filed in various jurisdictions relating to the RAL program.

Federal Securities Claims

On November 8, 2002, the Company learned that it and certain of its current and former officers and directors had been named in a proposed class action lawsuit filed in the United States District Court for the Southern District of New York, White v. H&R Block, et al. The plaintiff, who seeks to represent a class of shareholders who purchased the Company’s stock between November 8, 1997 and November 1, 2002, alleges that the defendants violated Section 10(b)(5) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by failing to disclose to shareholders various cases in which the Company had been sued regarding its RAL program, including the cases discussed above. The Company believes the claims in the White action are without merit, and intends to defend the case vigorously. The Company has not yet been served with the complaint.

The Company has also learned that, on or about November 8, 2002, what appears to be a separate action was filed against the Company and certain of its officers and directors by the law firm of Charles J. Piven, P.A. The Company has not yet seen that complaint, but it would appear from the press release announcing the filing of that case that its allegations are substantially similar to those in the White action.

The information contained in this current report on Form 8-K and the exhibits hereto may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information, expectations, estimates and projections regarding the Company, the industries and markets in which the Company operates, and management’s assumptions and beliefs relating thereto. These statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, the uncertainty of litigation, other risks associated with litigation, risks described from time to time in reports and registration statements filed by the Company and its subsidiaries with the Securities and Exchange Commission. Readers should take these factors and risks into account in evaluating any such forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC

Date:	November 12, 2002	By:	/s/ James H. Ingraham

James H. Ingraham Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1	Press Release issued November 6, 2002.

Exhibit 99.2	Press Release issued November 11, 2002.